Exhibit 99.1

UNWIRED PLANET ANNOUNCES $50 MILLION FINANCING TO SUPPORT ITS LONG TERM

MOBILE INDUSTRY IP LICENSING STRATEGY

Financing Consisting of $25 Million Senior Notes and $25 Million Common Stock Issuance

Common Stock to be Issued Pursuant to a Registered Direct Placement to a Single Investor

and a Backstopped Equity Rights Offering to Current Shareholders

RENO, NV – June 28, 2013 – Unwired Planet, Inc. (NASDAQ: UPIP) (“Unwired Planet” or the “Company”) today announced a financing transaction that will provide an additional $50 million of long term financing to support the Company’s licensing efforts. The financing consists of a $25 million private placement of senior notes, a $12.5 million registered direct placement of common stock and a $12.5 million fully backstopped equity rights offering to current shareholders.

The Company has entered into definitive agreements with Indaba Capital Fund, L.P. (“Indaba”) in connection with the private placement of senior notes and the registered direct placement of common stock. Indaba has also agreed to fully backstop the Company’s proposed $12.5 million rights offering.

“We are pleased to announce this capital raising transaction, which provides a long term and flexible source of funding for our ongoing intellectual property licensing program.” said Eric Vetter, President and Chief Administrative Officer of Unwired Planet. “This $50 million financing strengthens the Company’s financial position and allows us to broaden our licensing efforts.”

Peter Feld, Chairman of Unwired Planet added: “The rights offering is designed to give all shareholders an opportunity to participate in this financing as we continue to roll out our licensing efforts following the expansion of our patent portfolio through the transaction with Ericsson earlier this year.”

Derek Schrier, Managing Partner and CIO of Indaba Capital, added: “We are very pleased to support Unwired Planet with this capital raising. The Company has assembled a strong management team with deep intellectual property expertise. With its rich intellectual property portfolio and aligned and supportive stakeholders, we believe that Unwired Planet is well positioned to generate significant licensing income over the coming years.”

The proceeds from the financing transactions are expected to be used for general corporate purposes as the Company continues to pursue its long term licensing program.

The closing of the private placement of senior notes and the registered direct placement of common stock are expected to take place on or about June 28, 2013, subject to satisfaction of customary closing conditions.

Evercore Partners acted as financial adviser to Unwired Planet in connection with the private placement of Senior Notes, the registered direct placement of common stock and the committed backstop financing for the rights offering.

Further details:

Private Placement of Senior Notes. Indaba has agreed to purchase $25 million aggregate principal amount of Senior Notes in a private placement transaction. The Notes will initially bear interest at a rate of 12.875% per annum, payable in-kind for the first two years following issue. After the first two years, interest on the Notes is payable in cash at a rate of 12.5% per annum or in-kind at a rate of 12.875% per annum. The Notes will mature on June 30, 2018, unless previously repurchased in accordance with their terms.

Registered Direct Placement of Common Stock. Indaba has agreed to purchase 7,530,120 shares of common stock pursuant to the Company’s effective registration statement at an offering price of $1.66 per share, for a total of $12.5 million of gross proceeds. A registration statement relating to these securities has been filed with and declared effective by the Securities and Exchange Commission. A prospectus supplement relating to the offering will be filed with the Securities and Exchange Commission.

Rights Offering. The Company has filed a registration statement on Form S-3 with the Securities and Exchange Commission for a proposed $12.5 million rights offering. The rights offering will be made through the pro rata distribution of non-transferable subscription rights to purchase, in the aggregate, up to 7,530,120 shares of the Company’s common stock. Under the proposed rights offering, each stockholder as of the July 8, 2013 record date will receive, at no charge, one subscription right for each share of common stock owned on the record date, and each right will entitle the rights holder to purchase its pro rata allocation of shares of the Company’s common stock. Based on the number of shares outstanding as of June 24, 2013, each rights holder would be entitled to purchase 0.08146 shares of the Company’s common stock at a subscription price of $1.66 per share. The subscription ratio may be adjusted as necessary to reflect the actual number of shares of common stock issued and outstanding as of the record date.

Indaba has agreed to purchase from the Company, at the same subscription price of $1.66 per share, any shares of common stock that are not purchased by the Company’s other stockholders in the rights offering, up to the full $12.5 million of gross proceeds. In consideration for Indaba’s backstop commitment, the Company has agreed to issue to Indaba shares of common stock, valued at the subscription price, in an amount equal to 3.0% of Indaba’s backstop commitment. The shares of common stock to be sold or otherwise issued to Indaba in connection with its backstop commitment will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company has agreed, subject to certain terms and conditions, to file a registration statement under the Securities Act covering the resale of the securities to be sold or otherwise issued to Indaba in connection with its backstop commitment.

The commencement and expiration dates of the rights offering will be included in the final prospectus.

The rights offering is subject to the effectiveness of the registration statement under the Securities Act of 1933, as amended. The registration statement relating to the rights offering has been filed with the Securities and Exchange Commission but has not yet become effective. The securities issuable in the rights offering may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Unwired Planet

Unwired Planet, Inc. (NASDAQ: UPIP) is the inventor of the Mobile Internet and a premier intellectual property company focused exclusively on the mobile industry. The company’s patent portfolio of more than 2,400 issued US and foreign patents include the technologies that allow mobile devices to connect to the Internet and enable mobile communications. The portfolio spans 2G, 3G and 4G technologies, as well as cloud-based mobile applications and services. Unwired Planet’s portfolio includes patents related to key mobile technologies, including baseband mobile communications, mobile browsers, mobile advertising, push technology, maps and location based services, mobile application stores, social networking, mobile gaming and mobile search. Unwired Planet is headquartered in Reno, Nevada.

Safe Harbor for Forward-Looking Statements

This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this release are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. These forward-looking statements are subject to a number of risks, including, but not limited to, those risk factors discussed in filings with the SEC, including but not limited to, the Company’s current Annual Report on Form 10-K and current Quarterly Report on Form 10-Q and any amendments thereto. The Company undertakes no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this release.

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